Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is effective as of the _____ day of April, 2017, by and between Valencia Web Technology S.L., B-97183354, a Spanish limited liability company or Sociedad de Responsabilidad Limitada having an address of Calle Benimar 21 bj Derecha, 46980 Paterna, Valencia, Spain (the “Seller”), and Cannabis Business Solutions Inc., a Nevada corporation having an address of 3571 E. Sunset Road, Suite 420, Las Vegas, Nevada, 89120 (the “Buyer”).

R E C I T A L S

A.       Seller owns and operates an internet business related to the assets more specifically described on Schedule 1 hereto (the “Business”).

B.       Subject to the terms and conditions of this Agreement, Seller is willing to sell to Buyer, and Buyer is willing to purchase from Seller, certain assets relating to the Business as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the benefits to be derived hereunder and the mutual promises contained herein, the parties hereby agree as follows:

A G R E E M E N T

ARTICLE I

PURCHASE AND SALE OF ASSETS AND CERTAIN RELATED TRANSACTIONS

1.1       Purchase and Sale. At the Closing (as defined in Section 3.1 below), Seller will sell to Buyer, and Buyer will purchase from Seller, upon the terms and subject to the conditions set forth in this Agreement, all of the assets (except those described in Schedule 1.2) associated with and/or required to operate the Business, including, without limitation, the following assets:

(a)       All of Seller’s cash, money market accounts, prepaid expenses, and other cash equivalents of Seller as of the Closing (the “Cash and Cash Equivalents”);

(b)       All of Seller’s equipment, inventory, and office supplies as of the Closing (the “Equipment, Inventory and Supplies”);

(c)       All of Seller’s accounts and account receivables and commission income as of and after the Closing (the “Receivables”);

(d)       All of Seller’s rights in and to the trade name “LaMarihuana.com” (the “Trade Name”); and

1

(e)       All other intangible assets associated with the Business, including the assets described on Schedule 1, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to the Business (the “Intangible Assets”);

(f)       All mention of cash or value are in United States Dollars;(the Cash and Cash Equivalents, Equipment, Inventory and Supplies, Receivables, Trade Name and Intangible Assets are also referred to herein collectively as the “Assets”).

1.2       Excluded Assets. Notwithstanding the foregoing, the items set forth on Schedule 1.2 hereto are specifically excluded from the definition of Assets.

1.3       Seller's Debts, Liabilities and Obligations. Except as specifically set forth on Schedule 1.3 hereto, the parties hereby acknowledge and agree that all debts, claims, obligations and liabilities whatsoever of Seller shall be the sole responsibility of Seller, and that Buyer is not assuming, and shall not be obligated or deemed to assume, any debt, claim or liability of Seller or any debt, claim or liability associated with the Business or the Assets.

ARTICLE II

PURCHASE PRICE

2.1       Purchase Price. Buyer shall pay to Seller as the purchase price (the “Purchase Price”) for the Assets the following:

(a)       100 shares of common stock of Buyer, which shall constitute 10% of the issued and outstanding common stock of Buyer immediately after the Closing (the “Buyer Shares”);

(b)       3,000,000 shares (the “Initial FRLF Shares”) of common stock of Buyer’s parent corporation, Freedom Leaf Inc., a Nevada corporation (“FRLF”), which shall be valued at $0.10/share at Closing for tax and accounting purposes; and

(c)       Six months following the Closing (the “True-Up Date”), such additional number of shares of FRLF common stock calculated as follows:

i.	$300,000 minus the product of (a) the Initial FRLF Shares multiplied by (b) the average closing price of FRLF’s common stock during the five trading days immediately preceding the True-Up Date (the “True- Up Price”), with such difference divided by the True-Up Price.

ii.	As an example for clarity, if the True-Up Price is $0.06/share on the True-Up Date, Buyer shall cause an additional 2,000,000 shares of FRLF common stock to be issued to Seller calculated as follows: ($300,000 – (3,000,000 x $0.06)) / $0.06.

2

2.2       Closing Costs. Each party shall bear its own closing costs, including without limitation attorneys' and accountants' fees and costs, where applicable. Without limiting the generality of the foregoing, Seller shall be solely responsible for any brokerage fees or sales commissions incurred by Seller in connection with the transactions contemplated by this Agreement.

2.3       Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as follows for tax and accounting purposes:

Cash and Cash Equivalents	$0------
Equipment, Inventory and Supplies	$0------
Receivables	$0------
Trade Name	$200.000 – La marihuana.com + 50.000 La marihuana medicinal + 50.000 redes sociales
Intangible Assets	$0------

ARTICLE III

CLOSING

3.1       Closing Date. The closing of the transactions contemplated herein shall occur on April __, 2017 (the “Closing”). Such date may change by to mutual agreement of the Parties.

3.2       Closing Deliveries by Buyer to Seller. At the Closing, Buyer shall deliver, or cause to be delivered to Seller, the following, each in form and substance reasonably satisfactory to Seller:

(a)       A certificate, executed by Buyer, dated as of the Closing, certifying that the conditions specified in Section 7.3 have been fulfilled;

(b)       Instructions to the Buyer’s transfer agent to issue the Buyer Shares and the Initial FRLF Shares to Seller as instructed by Seller.

3.3       Closing Deliveries by Seller to Buyer. At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following, each in form and substance reasonably satisfactory to Buyer:

(a)       An Assignment and Bill of Sale in the form attached hereto as Exhibit A;

(b)       An Assignment of Intangible Assets in the form attached hereto as Exhibit B;

(c)       Any other documentation reasonably required to fully vest title to the Assets in Buyer; and

(d)       A certificate, executed by Seller, dated as of the Closing, certifying that the conditions specified in Section 7.2 have been fulfilled.

3

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller hereby represents and warrants to Buyer that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

4.1       Organization. Seller is duly organized, validly existing and in good standing under the laws of the country of Spain.

4.2       Authorization. Seller has all necessary power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary action on the part of Seller, has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

4.3       Title to Assets. Seller has and will convey to Buyer good and marketable title to all the Assets, free and clear of any security interest, claim, lien or encumbrance.

4.4       Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.5       Financial Records. Any and all financial records that Seller has shown to Buyer regarding the Business present fairly in all material respects the financial condition and results of operations of the Business at and for the periods therein specified.

4.6       Legal Proceedings. There are no claims, actions, suits or proceedings or arbitrations, either administrative or judicial, pending, or, to the knowledge of Seller, overtly threatened against or affecting the Business, Seller, or the Assets, or Seller’s ability to consummate the transactions contemplated herein, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

4.7       Taxes. Seller has, in respect of the Business, filed all tax returns that are required to be filed and has paid all taxes that have become due pursuant to such tax returns or pursuant to any assessment that has become payable or for which Buyer may otherwise have any transferee liability. All monies required to be withheld by Seller from employees of the Business for income taxes and social security and other payroll taxes have been collected or withheld, and either paid to the respective governmental bodies or set aside in accounts for such purpose.

4

4.8       Trademarks. Seller does not own any registered trademarks or “DBA” name in connection with the Business. No royalty is payable to any person as a result of, or with respect to, the use of any trademarks, trade names or other intellectual property to the best of Seller’s knowledge. The operation of the Business as currently conducted does not infringe, misappropriate or conflict with any intellectual property right or other legally protectable right of another person. Seller has not received any notice of any claim by another person contesting the validity, enforceability, use or ownership of any of its trademarks or trade names.

4.9       Disclosure. There are no material facts relating to the Business or the Assets that have not been disclosed to Buyer, and Buyer has undertaken all reasonable due diligence.

4.10       No Untrue Statement. To the knowledge of Seller, none of the representations and warranties in this Article IV or made by Seller elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller that the following statements are correct and complete in all material respects as of the date hereof and as of Closing, which representations and warranties shall survive Closing:

5.1       Organization. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.2       Authorization. Buyer has all necessary company power and authority to execute and deliver this Agreement and the documents and agreements contemplated hereby, to consummate the transactions contemplated hereby and thereby, and to perform its obligations hereunder and thereunder. This Agreement has been duly and validly approved by all necessary company action on the part of Buyer, has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally or by equitable principles (whether considered in an action at law or in equity) and other customary limitations on enforceability.

5.3       Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity, is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

5.4       No Untrue Statement. To the knowledge of Buyer, none of the representations and warranties in this Article V or made by Buyer elsewhere in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such representation not misleading in any material respect.

5

ARTICLE VI

COVENANTS

6.1       Conduct of Business. Prior to the Closing, except as otherwise required by applicable law or as consented to in writing by the parties, Seller shall conduct the Business in the ordinary course of business. Prior to the Closing, Seller shall use all reasonable efforts to (1) preserve the possession and control of all of the Assets and the Business; (2) to preserve the good will of suppliers, customers, staff and employees of the Business and others having business relations with Seller; and (3) keep and preserve the Business as existing on the date of this Agreement.

6.2       Commercially Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, Seller and Buyer shall use commercially reasonable efforts (subject to, and in accordance with, applicable law) to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable under applicable laws to consummate, and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, and no party hereto shall take or cause to be taken any action which would reasonably be expected to prevent, impede or delay the consummation of the transactions contemplated by this Agreement.

6.3       Discussions with Other Buyers. Between the date hereof and the Closing, Seller shall not enter into any discussions with third parties concerning or otherwise soliciting offers from third parties for the sale of any individual Assets or any combination of Assets constituting less than all of the Assets.

6.4       Further Assurances. Each party shall cooperate in good faith with the other and shall take all appropriate action and execute any documents, instruments, assignments, assumptions or conveyances of any kind which may reasonably be necessary or advisable to carry out any of the transactions contemplated hereunder, including without limitation any vehicle registrations. The parties shall cooperate in providing such information as may be necessary to be in compliance with relevant sections of the Internal Revenue Code.

6.5       Risk of Loss. Until Closing, all risk of loss or damage to the Assets shall be borne by Seller, and thereafter shall be borne by Buyer.

6.6       Delivery & Bank Accounts. Seller shall deliver possession of all Assets to Buyer at Closing. Seller shall add a person designated by Buyer as a signer on each of Seller’s bank accounts (as listed by name and address of banking institution, account name and account and routing numbers on Schedule 6.6 attached hereto), which person is hereby authorized by Seller to immediately transfer all cash Receivables deposited into such accounts to Buyer.

6

6.7       Indemnification. Seller will not have any obligation to indemnify Buyer with respect to any loss until Buyer shall have suffered aggregate losses relating thereto in excess of $1,000 (One Thousand dollars), at which point Seller will be obligated to indemnify Buyer for the amount of such losses in excess of $1,000 (One Thousand dollars).

(a)       Indemnification by Seller. Seller shall defend, indemnify and hold harmless Buyer and each of Buyer’s officers, directors, members, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Buyer Indemnitees”) from and against, and shall reimburse the Buyer Indemnitees for, each and every any loss, damage, injury, harm, detriment, decline in value, liability, claim, demand, cost of any legal proceeding, settlement, judgment, award, fine, penalty, tax, fee, charge, cost or expense (including, without limitation, costs associated with avoiding any of the foregoing, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors) (“Loss”) incurred by any Buyer Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of Seller hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Seller under this Agreement or any related documents; (iii) any liability or similar claim caused by the actions of the Seller arising from the business operations of the Business prior to Closing; or (iv) any debt, liability, or other obligation of Seller owing to the actions or responsibility of Seller arising (or relating to the period) prior to Closing.

(b)       Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless Seller and each of Seller’s officers, directors, shareholders, employees, counsel, agents, and their respective successors and assigns (collectively, the “Seller Indemnitees”) from and against, and shall reimburse the Seller Indemnitees for, each and every Loss incurred by any Seller Indemnitee, directly or indirectly, arising out of or in connection with: (i) any material inaccuracy in any representation or warranty of Buyer hereunder; (ii) any material breach or nonfulfillment of any covenant, agreement or other obligation of Buyer under this Agreement or any related documents; (iii) any liability or similar claim arising from the business operations of the Business after Closing.

(c)       Indemnification Procedure. If any Proceeding shall be brought or asserted against a party entitled to indemnification (or any successor thereto) pursuant to Sections 6.7(a) or (b) (each, an “Indemnitee”) in respect of which indemnity may be sought under this Section 6.7 from an indemnifying party or any successor thereto (each, an “Indemnitor”), the Indemnitee shall give prompt written notice of such Proceeding to the Indemnitor. The Indemnitee shall, reasonably and in good faith, assist and cooperate in the defense thereof. Notwithstanding anything herein to the contrary, the Indemnitor shall not, without the Indemnitee’s prior written consent, settle or compromise any Proceeding or consent to the entry of judgment with respect thereto, but such consent shall not be unreasonably withheld.

7

ARTICLE VII

CONDITIONS

7.1       Conditions to Each Party’s Obligations under this Agreement. The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by mutual agreement of the parties at or prior to Closing of the following conditions:

(a)       None of the parties shall be subject to any decree, order or injunction of a United States federal or state court or foreign court of competent jurisdiction, which prohibits the consummation of the transactions contemplated by this Agreement, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of the transactions contemplated by this Agreement.

(b)       No action, suit, investigation or proceeding before any governmental authority seeking to prevent or prohibit the consummation of the transactions contemplated by this Agreement shall be pending.

7.2       Conditions to Obligations of Seller under this Agreement. The obligation of Seller to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Seller at or prior to the Closing of the following conditions:

(a)       Buyer shall have performed in all material respects Buyer’s covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b)       The representations and warranties of Buyer contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c)       Buyer shall have made or caused to be made all deliveries required by Section 3.2 of this Agreement.

(d)       Buyer shall attest to its due diligence and confirm that it has had an adequate opportunity to review all documents material to this transaction.

7.3       Conditions to Obligations of Buyer under this Agreement. The obligation of Buyer to effect the transactions contemplated by this Agreement shall be subject to the fulfilment or waiver in writing by Buyer at or prior to the Closing of the following conditions:

(a)       Seller shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing.

(b)       The representations and warranties of Seller contained in this Agreement and in any document delivered in connection herewith shall be true and correct in all respects as of the Closing.

(c)       Since the date of this Agreement, there shall not have occurred and be continuing material adverse effect to the Assets or the Business within the Seller’s control.

8

(d)       Seller shall have made all deliveries required by Section 3.3 of this Agreement.

(e)       There must not have been made or threatened by any person any claim asserting that such person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of the Assets or (b) is entitled to all or any portion of the Purchase Price payable for the Assets.

(f)       Buyer shall have obtained all necessary third-party and governmental consents, authorizations, licenses and/or permits to the sale of the Assets, including, without limitation, all appropriate licenses or permits as determined by Buyer in its sole discretion.

ARTICLE VIII

RESTRICTIVE COVENANTS

8.1       Non-Solicitation Covenants. Seller, Casto Lopez Izquierdo and all of the current stockholders each agree and promise that, except with the express written consent of Buyer, none of them or their spouses or other children will directly or indirectly, alone or in concert with others, for any or no reason, do or undertake any of the following activities at any time after the Closing for the maximum time as permitted by law:

(a)       solicit, divert, accept business from or otherwise take away or interfere with any customers of the Business; or solicit, divert or induce any of Buyer’s employees to leave Buyer’s employment; or

(b)       solicit, divert or induce any of Buyer’s contractors or outside consultants to terminate their contractual relationship with Buyer.

8.2       Non-Competition Covenants. Seller, Casto Lopez Izquierdo and all of the current stockholders each agree and promise that, except with the express written consent of Buyer, none of them or their spouses or other children will directly or indirectly, alone or in concert with others for any or no reason, do or undertake any of the following activities for five

(5) years (or such lesser time as permitted by law) beginning effective as of Closing: operate or conduct a Competitive Business, whether as an owner, part-owner, affiliate, partner, agent, joint venture, investor or in any other capacity.

8.3       Reasonableness of Restrictions. Seller, Casto Lopez Izquierdo and all of the current stockholders each hereby represent and warrant to Buyer that they have carefully considered the provisions of this Article VIII and agree that the restrictions set forth, including without limitation the time period and definition of Competitive Business, are reasonable and restrict Seller’s and its affiliates’ rights to compete only to the extent necessary to protect the valid and legitimate business interests of Buyer. Seller, Casto Lopez Izquierdo and all of the current stockholders each further represent and warrant to Buyer that they understand the legal and other consequences of entering into the promises and agreements contained in this Article VIII. If any restriction, including without limitation, any time restriction, contained in this Article VIII is deemed to be unenforceable by a court of competent jurisdiction, the parties hereto agree that such court may modify and enforce such restrictions to the extent it determines to be reasonable under the circumstances existing at that time.

9

8.4       Injunction. In the event of a breach or threatened breach by Seller, Casto Lopez Izquierdo and all of the current stockholders of the provisions of this Article VIII, Buyer shall be entitled to an injunction restraining Seller and/or Casto Lopez Izquierdo and/or all of the current stockholders as the case may be, from engaging in the competitive activities proscribed by this article. The parties further agree that a violation of such provisions will cause immediate and irreparable damage to Buyer. Nothing contained in this Article VIII shall prohibit Buyer from also pursuing any other remedies available at law, and no action by Buyer in pursuing any other remedies shall constitute an election to forego other remedies.

8.5       Survival of Protections. The covenants and agreements contained in this Article VIII shall survive the termination or expiration of this Agreement.

ARTICLE IX

TERMINATION

9.1       Termination by Consent. This Agreement may be terminated at any time prior to the Closing by the written agreement of Seller and Buyer.

9.2       Termination by Seller or Buyer. At any time prior to Closing, this Agreement may be terminated by Seller or Buyer, if a United States federal or state court of competent jurisdiction or United States governmental authority shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (the “Restraining Order”) and such Restraining Order shall have become final and non-appealable; provided, however, that (i) the factual basis for the Restraining Order shall not be or relate to the breach of any representation, warranty, covenant or agreement set forth in this Agreement by the party seeking to terminate the Agreement under this Section and (ii) the party seeking to terminate this Agreement pursuant to this Section shall have complied in all material respects with Section 6.2 and shall have used its commercially reasonable efforts to remove such injunction, order or decree.

9.3       Termination by Seller. At any time prior to Closing, this Agreement may be terminated by Seller if (i) there has been a material breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Buyer shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.2 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Buyer by Seller; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Seller if Seller, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section

7.3 shall not be satisfied.

10

9.4 Termination by Buyer. At any time prior to Closing, this Agreement may be terminated by Buyer if (i) there has been a material breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Seller shall have become untrue in any material respect, in either case such that the conditions set forth in Section 7.3 would not be satisfied and (ii) such breach is not curable, or, if curable, is not cured within thirty (30) days after written notice of such breach is given to Seller by Buyer; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to Buyer if Buyer, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 7.2 shall not be satisfied. Upon any termination by Buyer pursuant to this Section, Seller shall promptly refund the Deposit to Buyer.

ARTICLE X

MISCELLANEOUS

10.1       Tax and Information Returns. The parties shall reflect the allocations of the Purchase Price set forth in Subsection 2.3 in any and all applicable tax and information returns.

10.2       Confidentiality. Each Party shall use all information that it obtains from the others pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for other purposes consistent with the intent of this Agreement and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of the other Parties. Each Party may disclose such information to its/their respective affiliates, counsel, accountants, tax advisors and consultants as necessary to consummate this transaction. This provision shall not prohibit the use or disclosure of confidential information pursuant to court order or which has otherwise become publicly available through no fault of the recipient Party.

10.3       Notices. All notices, requests, consents and demands shall be given to or made upon the parties at their respective addresses set forth below, or at such other address as a party may designate in writing delivered to the other parties. Unless otherwise agreed in this Agreement, all notices, requests, consents and demands shall be given or made by personal delivery with signature required, by confirmed air courier, or by certified first class mail, return receipt requested, postage prepaid, to the party addressed as aforesaid. If sent by confirmed air courier, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee as confirmed by the air courier (or if the date of such confirmed delivery is not a business day, the next succeeding business day). If mailed, such notice shall be deemed to be given upon the earlier to occur of the date upon which it is actually received by the addressee or the third business day following the date upon which it is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such address.

If to Seller:	Casto Lopez Izquierdo
Valencia Web Technology, S.L.
C/ Benimar no 21 Bajo
46980 - Paterna (Valencia)

If to Buyer:	Clifford J Perry
Cannabis Business Solutions Inc
3571 East Sunset Road, Suite 420
Las Vegas, NV 89120

11

10.4       Assignment. Without the prior written consent of the other party, the benefits of this Agreement may not be assigned or in any other manner transferred and the obligations may not be delegated. Subject to the foregoing limitation on assignment and delegation, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

10.5       Choice of Law; Venue. This Agreement shall be construed in accordance with, and governed by, the substantive laws of, the State of Nevada, without reference to principles governing choice or conflicts of laws. Venue for any action hereunder shall lie exclusively in the courts of the State of Nevada and/or the United States District Court for the District of Nevada.

10.6       Severability. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not contained herein; provided that the Agreement as so modified preserves the basic intent of the parties.

10.7       Captions. The captions used herein are for ease of reference only and shall not define or limit the provisions hereof.

10.8       Sale of Assets Only. This Agreement constitutes a sale of the Assets only and is not a sale of any interest in Seller. Buyer is not assuming and shall not be responsible for the payment of any liabilities or obligations of Seller whatsoever, except as expressly set forth herein.

10.9       Enforcement. In the event of a dispute between the parties arising under this Agreement, the party prevailing in such dispute shall be entitled to collect such party's costs from the other party, including without limitation court costs and reasonable attorneys' fees, whether such sums are expended with or without suit, at trial or on appeal.

10.10       Entire Agreement; Amendments. This Agreement and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter contained herein, and there are no covenants, terms or conditions, express or implied, other than as set forth or referred to herein. This Agreement supersedes all prior agreements between the parties hereto relating to all or part of the subject matter herein. No representations, oral or written, modifying or contradicting the terms of this Agreement have been made by any party except as contained herein. This Agreement may not be amended, modified or canceled except as provided herein or by written agreement of the parties signed by the party against whom enforcement is sought.

10.11       Counterparts. Any number of counterparts of this Agreement may be signed and delivered and each shall be considered an original and together they shall constitute one agreement.

10.12       Survival. All of the covenants, representations and warranties contained in this Agreement shall survive the Closing and shall not be merged therein.

[signatures on following pages]

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SELLER:

Valencia Web Technology S.L.

/s/ Casto Lopez Izquierdo
Name: Casto Lopez Izquierdo
Title: Administrator

BUYER:

Cannabis Business Solutions Inc.

/s/ Clifford Perry 5/30/2017
Name: Clifford Perry
Title: President

[additional signatures on next page]

13

CONSENT AND AGREEMENT

The undersigned, constituting all of the shareholders, directors, and officers of Valencia Web Technology S.L., a Spanish limited liability company, hereby execute this Agreement for the sole purpose of acknowledging their consent to and agreement to be bound by the provisions of Article VIII of this Agreement, and to otherwise memorialize their consent to Valencia Web Technology S.L. entering into this Agreement.

/s/ Casto Lopez Izquierdo
Casto Lopez Izquierdo
Title: Administrator and Shareholder of Valencia Web Technology S.L.

/s/ Amparo Sisternas Bernabe
Print Name: Amparo Sisternas Bernabe 25% Shareholder of Valencia Web Technology S.L.

/s/ Antonio Marmol Albert
Print Name: Antonio Marmol Albert 25% Shareholder of Valencia Web Technology S.L.

/s/ Antonio Gamon Piqueras
Print Name: Antonio Gamon Piqueras 25% Shareholder of Valencia Web Technology S.L.

/s/ Casto Lopez Izquierdo
Print Name: Casto Lopez Izquierdo20% Shareholder of Valencia Web Technology S.L.

/s/ Alejandro Hernandiz Garcia
Print Name: Alejandro Hernandiz Garcia5% Shareholder of Valencia Web Technology S.L.

14

SCHEDULE 1.1

Internet Business Domains and Accounts

DOMAINS

www.lamarihuana.com

www.marihuana-medicinal.com

SOCIAL MEDIA

Facebook	https://www.facebook.com/LaMarihuana
Instagram	https://www.instagram.com/lamarihuanacom/
Twitter	https://twitter.com/lamarihuana
Youtube	https://www.youtube.com/user/lamarihuanaweb
Facebook	https://www.facebook.com/marihuanamedicinal/

Viewer lists, emails and other information about website visitors Advertiser lists including all the contact info, history of ads.

All financial records for the website as to revenue and expenses

15

SCHEDULE 1.2

Excluded Assets

Cannabislandia.com

SCHEDULE 1.3

Assumed Debts, Liabilities and Obligations

None.

SCHEDULE 6.6

Seller’s Transferred Bank Accounts

16

EXHIBIT A

ASSIGNMENT AND BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Valencia Web Technology S.L., a Spanish limited liability company, (“Assignor”), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Cannabis Business Solutions Inc, a Nevada corporation, or its assigns (“Assignee”), free and clear of any and all liens, encumbrances, charges or claims, all right, title and interest in and to the Cash and Cash Equivalents, Equipment, Inventory and Supplies, and Receivables as such terms are defined in the Asset Purchase Agreement between the parties of even date herewith. Assignor, for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time forthwith upon the written request of Assignee, at no additional cost to Assignor, Assignor will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, each and all of such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be required by Assignee in order to assign, transfer, set over, convey, assure and confirm unto and vest in Assignee, its successors and assigns, title to the assets sold, conveyed, transferred and delivered by this Assignment and Bill of Sale.

This Assignment and Bill of Sale is being executed and delivered by Assignor pursuant to the terms of the Asset Purchase Agreement executed between the parties simultaneously herewith.

Executed effective as of the 8th day of April, 2017.

ASSIGNOR:

VALENCIA WEB TECHNOLOGY S.L.

/s/ Casto Lopez Izquierdo
Name: Casto Lopez Izquierdo
Title: Administrator

17

EXHIBIT B -- ASSIGNMENT OF INTANGIBLE ASSETS

ASSIGNMENT OF INTANGIBLE ASSETS

This ASSIGNMENT OF INTANGIBLE ASSETS (the “Assignment”) is made effective as of the day of April, 2017, by and between Valencia Web Technology S.L., a Spanish limited liability company, (“Assignor”), and Cannabis Business Solutions Inc., a Washington corporation (“Assignee”).

R E C I T A L S

A.       Pursuant to the Asset Purchase Agreement (the “Purchase Agreement”) of even date herewith, by and among Assignor and Assignee, Assignor is assigning the Assets (as defined in the Purchase Agreement) to Assignee.

B.       Included within the Assets being assigned to Assignee, and subject to the terms of the Purchase Agreement, Assignor is also assigning to Assignee all of its rights, title and interest in and to the intangible assets associated with the Business of Assignor as further described in the Purchase Agreement, including the assets described on Schedule 1 to the Purchase Agreement, and the proprietary rights, phone numbers, trade secrets, domain names, business records, customer relationships, contracts and goodwill relating to the Business and all of Assignor’s rights in and to the trade name “LaMarihuana.com” (collectively the “Intangible Assets”).

C.       Pursuant to the terms of the Purchase Agreement, Assignor has agreed to transfer to Assignee all of the Intangible Assets, and Assignor now desires to enter into this Assignment in order to transfer such right, title and interest to Assignee.

NOW, THEREFORE, for and in consideration of the foregoing premises and the undertakings set forth below, Assignor hereby agrees as follows:

A G R E E M E N T

1.       Assignor hereby grants, transfers, assigns and conveys to Assignee, absolutely and unconditionally, free and clear of all liens, encumbrances, mortgages or any other type of security interest, all of its right, title and interest in and to all of the Intangible Assets.

2.       Assignor transfers such Intangible Assets to Assignee, its successors and assigns, to have and to hold to and for its and their own use and benefit forever. Assignor, for itself and its successors and assigns, hereby covenants that, from time to time after delivery of this instrument, at Assignee’s request and without further consideration, at no additional cost to Assignor, Assignor will execute and deliver, or will cause to be executed and delivered, such other instruments of conveyance and transfer and take such other actions as Assignee reasonably may require (such as, but not limited to, assisting with the transfer of any business accounts, such as a telephone account) to more effectively vest in the Assignee the Intangible Assets and to put Assignee in possession of the Intangible Assets, and to do all other things and execute and deliver all other instruments and documents as may be required to effect the same.

18

3.       This Assignment shall be construed in accordance with, and governed by, the laws of the State of Nevada, without regard to its conflict of laws doctrine. Assignor consents and submits to the exclusive jurisdiction of the state courts located in Clark County, State of Nevada, for any disputes or controversies arising out of this Assignment.

IN WITNESS WHEREOF, Assignor has executed this Assignment effective as of the date first written above.

ASSIGNOR:

VALENCIA WEB TECHNOLOGY S.L.

/s/ Casto Lopez Izquierdo
Name: Casto Lopez Izquierdo
Title: Administrator

19